Exhibit 99.1

NEWS RELEASE

Media Contact:	Amber Albrecht
Sempra Energy
(877) 340-8875
secorporatecommunications@sempra.com

Financial Contact:	Patrick Billings
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS
HIGHER FIRST-QUARTER 2019 EARNINGS

SAN DIEGO, May 7, 2019 - Sempra Energy (NYSE: SRE) today reported first- quarter 2019 earnings of $441 million, or $1.59 per diluted share, up from first-quarter 2018 earnings of $347 million, or $1.33 per diluted share. On an adjusted basis, the company’s first-quarter 2019 earnings increased to $534 million, or $1.92 per diluted share, from $372 million, or $1.43 per diluted share, in the first quarter 2018.
“Our earnings performance this quarter reflects our strategic focus, improved capital investments and commitment to a high-performance culture, as we work to achieve our mission to be North America’s premier energy infrastructure company,” said Jeffrey W. Martin, chairman and CEO of Sempra Energy. “Sempra Energy is well positioned at the intersection of two key trends - the transition toward cleaner energy, and the U.S.’ rise as a global energy leader - and this creates a unique opportunity for our company’s continued growth.”
These financial results reflect certain significant items, as described on an after- tax basis in the following table of GAAP earnings reconciled to adjusted earnings for the first quarter of 2018 and 2019.

	Three months ended March 31,
(Unaudited; Dollars, except EPS, and shares, in millions)	2019	2018

GAAP Earnings	$441	$347
Tax Impacts From Expected Sale of South American Businesses(1)	93	—
Impact from the Tax Cuts and Jobs Act of 2017	—	25
Adjusted Earnings(2)	$534	$372

Adjusted diluted weighted-average shares outstanding(2),(3)	291	259
Adjusted Earnings Per Diluted Common Share(2)	$1.92(4)	$1.43

GAAP diluted weighted-average shares outstanding	277	259
GAAP Earnings Per Diluted Common Share	$1.59	$1.33

1)
$103 million increase to adjusted earnings due to change in indefinite reinvestment assertion of basis differences in discontinued operations, partially offset by $10 million reduction in tax valuation allowance against certain NOL carryforwards at Parent & Other.

2)
Sempra Energy Adjusted Earnings, Adjusted EPS and Adjusted Diluted Weighted-Average Shares Outstanding are non-GAAP financial measures. See Table A for information regarding non-GAAP financial measures and descriptions of adjustments above.

3)	Adjusted diluted weighted-average shares outstanding include 13,951 shares of Series A mandatory convertible preferred stock for the three months ended March 31, 2019 due to their dilutive effect.

4)	Preferred dividends of $26 million have been added back to adjusted earnings for the three months ended March 31, 2019 because of the dilutive effect of Series A mandatory convertible preferred stock.

OPERATING HIGHLIGHTS

In April, Oncor Electric Delivery Company LLC (Oncor) and Sempra Energy reached a settlement agreement with several Texas stakeholders for Oncor’s proposed acquisition of InfraREIT, Inc. and Sempra Energy’s proposed acquisition of 50% of Sharyland Utilities, LP.
The last regulatory step in the transaction is approval of a final order from the Public Utility Commission of Texas (PUCT). If approved by the PUCT, Oncor and Sempra Energy expect to close the transaction in mid-2019.
San Diego Gas & Electric Company and Southern California Gas Co. are awaiting a proposed decision for their 2019 General Rate Case from the California Public Utilities Commission (CPUC), which is expected in mid-2019. Additionally, the California utilities filed their application in the Cost-of-Capital proceeding with the CPUC on April 22.
Sempra Energy also announced in April that Cameron LNG has begun pipeline feed gas flow to the first liquefaction train, which is the final commissioning step for Train 1 of the liquefaction-export facility in Hackberry, La. Production of LNG at the facility is expected to occur this quarter.
In March, Sempra Energy also increased its projected share of full run-rate earnings from the first three trains at Cameron LNG to be between $400 million and $450 million annually, up from the previous projection of $365 million to $425 million. Sempra Energy expects to begin recognizing earnings from Train 1 in mid-2019.
Additionally, IEnova recently announced two new capacity contracts with a global integrated oil company. This included an additional contract for 740,000 barrels of storage at the previously announced Manzanillo marine terminal development project, as well as the storage of up to 290,000 barrels of capacity at a new storage terminal project in Guadalajara. The Guadalajara terminal is IEnova’s seventh terminal project and one of 12 projects currently in development or under construction.
The sales process of Sempra Energy’s equity interests in its South American businesses, including its 83.6% stake in Luz del Sur S.A.A. in Peru and 100% stake in Chilquinta Energía S.A. in Chile, also remains on track. First-round bids are expected in June.

2019 EARNINGS GUIDANCE
Sempra Energy today affirmed its 2019 adjusted earnings-per-share guidance range of $5.70 to $6.30 and 2020 earnings-per-share guidance range of $6.70 to $7.50. The earnings-per-share guidance range for 2020 does not include impacts from the planned sale of Sempra Energy’s South American businesses.

NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures for Sempra Energy include first-quarter 2018 and 2019 adjusted earnings, adjusted diluted weighted-average shares outstanding, adjusted earnings per share and 2019 adjusted earnings-per-share guidance. See Table A for additional information regarding these non-GAAP financial measures.

INTERNET BROADCAST
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 7994290.
Sempra Energy's mission is to be North America's premier energy infrastructure company. With 2018 reported revenues of more than $11.6 billion, the San Diego-based company is the utility holding company with the largest U.S. customer base. The Sempra Energy companies' more than 20,000 employees are focused on delivering energy with purpose to approximately 40 million consumers worldwide. Sempra Energy has been consistently recognized for its leadership in diversity and inclusion, and social responsibility, and is a member of the S&P 500 Utilities Index and the Dow Jones Utility Index.
###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, vision, mission, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to the greater degree and prevalence of wildfires in California in recent years and the risk that we may be found liable for damages regardless of fault, such as where inverse condemnation applies, and risk that we may not be able to recover any such costs in rates from customers in California; actions and the timing of actions, including decisions, new regulations and issuances of authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Los Angeles County Department of Public Health, U.S. Environmental Protection Agency, Federal Energy Regulatory Commission, Pipeline and Hazardous Materials Safety Administration, Public Utility Commission of Texas, states, cities and counties, and other regulatory and governmental bodies in the U.S. and other countries in which we operate; the success of business development efforts, construction projects, major acquisitions, divestitures and internal structural changes, including risks in (i) obtaining or maintaining authorizations; (ii) completing construction projects on schedule and budget; (iii) obtaining the consent of partners; (iv) counterparties’ ability to fulfill contractual commitments; (v) winning competitively bid infrastructure projects; (vi) disruption caused by the announcement of contemplated acquisitions and/or divestitures or internal structural changes; (vii) the ability to complete contemplated acquisitions and/or divestitures; and (viii) the ability to realize anticipated benefits from any of these efforts once completed; the resolution of civil and criminal litigation and regulatory investigations and proceedings; actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements; delays in, or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability; and moves to reduce or eliminate reliance on natural gas; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; risks posed by actions of third parties who control the operations of our investments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; actions of activist shareholders, which could impact the market price of our securities and disrupt our operations as a result of, among other things, requiring significant time by management and our board of directors; changes in capital markets, energy markets and economic conditions, including the availability of credit; and volatility in currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; the impact of federal or state tax reform and our ability to mitigate adverse impacts; changes in foreign and domestic trade policies and laws, including border tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement or the United States-Mexico-Canada Agreement (subject to congressional approval), that may increase our costs or impair our ability to resolve trade disputes; expropriation of assets by foreign governments and title and other property disputes; the impact at San Diego Gas & Electric Company on competitive customer rates and reliability of electric transmission and distribution systems due to the growth in distributed and local power generation and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory capital requirements and other regulatory and governance commitments, including the determination by a majority of Oncor’s independent directors or a minority member director to retain such amounts to meet future requirements; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company’s website at www.sempra.com. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor Electric Delivery Company LLC (Oncor) and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Renewables, Sempra Mexico, Sempra Texas Utility, Oncor and IEnova are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts; shares in thousands)	2019	2018(1)
	(unaudited)
REVENUES
Utilities	$2,515	$2,190
Energy-related businesses	383	346
Total revenues	2,898	2,536

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(531)	(348)
Cost of electric fuel and purchased power	(256)	(271)
Energy-related businesses cost of sales	(108)	(69)
Operation and maintenance	(832)	(741)
Depreciation and amortization	(383)	(372)
Franchise fees and other taxes	(130)	(117)
Other income, net	82	152
Interest income	21	29
Interest expense	(260)	(206)
Income from continuing operations before income taxes and equity earnings (losses) of unconsolidated entities	501	593
Income tax expense	(42)	(242)
Equity earnings (losses)	101	(21)
Income from continuing operations, net of income tax	560	330
(Loss) income from discontinued operations, net of income tax	(42)	28
Net income	518	358
(Earnings) losses attributable to noncontrolling interests	(41)	17
Mandatory convertible preferred stock dividends	(36)	(28)
Earnings attributable to common shares	$441	$347

Basic earnings (losses) per common share:
Earnings from continuing operations attributable to common shares	$1.79	$1.26
(Losses) earnings from discontinued operations attributable to common shares	$(0.19)	$0.08
Earnings attributable to common shares	$1.60	$1.34
Weighted-average common shares outstanding	274,674	257,932

Diluted earnings (losses) per common share:
Earnings from continuing operations attributable to common shares	$1.78	$1.25
(Losses) earnings from discontinued operations attributable to common shares	$(0.19)	$0.08
Earnings attributable to common shares	$1.59	$1.33
Weighted-average common shares outstanding	277,228	259,490

(1)	Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Common Share (Adjusted EPS) exclude items in 2019 and 2018 as follows:
Three months ended March 31, 2019:
Associated with holding the South American businesses for sale:

▪
$(103) million income tax expense from outside basis differences in our South American businesses primarily related to the change in our indefinite reinvestment assertion from our decision in January 2019 to hold these businesses for sale

▪	$10 million income tax benefit from a reduction in a valuation allowance against certain net operating loss (NOL) carryforwards as a result of our decision to sell our South American businesses

Three months ended March 31, 2018:

▪	$(25) million income tax expense to adjust the Tax Cuts and Jobs Act of 2017 (TCJA) provisional amounts recorded in 2017

Sempra Energy Adjusted Earnings, Weighted-Average Shares Outstanding – Adjusted and Adjusted EPS are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of Sempra Energy’s business operations from 2019 to 2018 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy GAAP Earnings, Weighted-Average Shares Outstanding – GAAP and GAAP Diluted Earnings Per Common Share (GAAP EPS), which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Income tax expense (benefit)	Earnings	Income tax expense	Earnings
(Dollars in millions, except per share amounts; shares in thousands)	Three months ended March 31, 2019		Three months ended March 31, 2018
Sempra Energy GAAP Earnings		$441		$347
Excluded items:
Associated with holding the South American businesses for sale:
Change in indefinite reinvestment assertion of basis differences in discontinued operations	$103	103	$—	—
Reduction in tax valuation allowance against certain NOL carryforwards	(10)	(10)	—	—
Impact from the TCJA		—	25	25
Sempra Energy Adjusted Earnings		$534		$372

Diluted earnings per common share:
Sempra Energy GAAP Earnings		$441		$347
Weighted-average shares outstanding, diluted – GAAP		277,228		259,490
Sempra Energy GAAP EPS		$1.59		$1.33

Sempra Energy Adjusted Earnings for Adjusted EPS(1)		$560		$372
Weighted-average shares outstanding, diluted – Adjusted(1)		291,179		259,490
Sempra Energy Adjusted EPS(1)		$1.92		$1.43

(1)
In the three months ended March 31, 2019, the assumed conversion of the series A preferred stock and the series B preferred stock are antidilutive for GAAP earnings, however, the series A preferred stock is dilutive for the higher Adjusted Earnings. As such, the series A preferred stock dividends of $26 million have been added back to the numerator and the dilutive effect of the series A preferred stock shares of 13,951 has been added to the denominator when calculating Adjusted EPS.

SEMPRA ENERGY
Table A (Continued)
SEMPRA ENERGY 2019 ADJUSTED EPS GUIDANCE RANGE (Unaudited)
Sempra Energy 2019 Adjusted EPS Guidance Range of $5.70 to $6.30 excludes:

▪
$103 million income tax expense recorded in the first quarter of 2019 from outside basis differences in our South American businesses primarily related to the change in our indefinite reinvestment assertion from our decision in January 2019 to hold these businesses for sale

▪	$10 million income tax benefit from a reduction in a valuation allowance against certain NOL carryforwards as a result of our decision to sell our South American businesses

▪
an approximate $35 million after-tax(1) (approximately $50 million pretax) gain, plus working capital and other customary adjustments, related to our sale of the remaining U.S. renewables assets and investments to American Electric Power, which closed in April 2019

▪	any potential gain from the planned sale of our South American businesses

Sempra Energy 2019 Adjusted EPS Guidance is a non-GAAP financial measure. Because of the significance and nature of the excluded items, management believes that this non-GAAP financial measure provides better clarity into the ongoing results of the business and the comparability of such results to prior and future periods. Sempra Energy 2019 Adjusted EPS Guidance should not be considered an alternative to GAAP EPS Guidance. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Because the sale process for the planned divestiture of our South American businesses initiated in January 2019 is ongoing, the terms and structure of any potential sale transaction or transactions are unknown, including the terms that would impact the final income tax expense resulting from the expected change in our assertion regarding indefinite reinvestment of foreign undistributed earnings, including timing and amounts of repatriation of such earnings. As a result, 2019 GAAP EPS Guidance, the most directly comparable financial measure calculated in accordance with GAAP, is inestimable.

(1)	Income taxes on estimated gain were calculated based on applicable statutory tax rates.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	March 31, 2019	December 31, 2018(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$78	$102
Restricted cash	41	35
Accounts receivable, net	1,542	1,535
Due from unconsolidated affiliates	50	37
Income taxes receivable	121	60
Inventories	189	258
Regulatory assets	87	138
Greenhouse gas allowances	61	59
Assets held for sale	374	713
Assets held for sale in discontinued operations	457	459
Other	262	249
Total current assets	3,262	3,645

Other assets:
Restricted cash	21	21
Due from unconsolidated affiliates	668	644
Regulatory assets	1,838	1,589
Nuclear decommissioning trusts	1,037	974
Investment in Oncor Holdings	9,748	9,652
Other investments	2,290	2,320
Goodwill	1,602	1,602
Other intangible assets	222	224
Dedicated assets in support of certain benefit plans	413	416
Insurance receivable for Aliso Canyon costs	477	461
Deferred income taxes	139	141
Greenhouse gas allowances	353	289
Right-of-use assets – operating leases	612	—
Assets held for sale in discontinued operations	3,388	3,259
Sundry	850	962
Total other assets	23,658	22,554
Property, plant and equipment, net	34,698	34,439
Total assets	$61,618	$60,638

(1)	Derived from audited financial statements, which have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	March 31, 2019	December 31, 2018(1)
	(unaudited)
Liabilities and Equity
Current liabilities:
Short-term debt	$2,523	$2,024
Accounts payable, net	1,155	1,298
Due to unconsolidated affiliates	10	10
Dividends and interest payable	496	480
Accrued compensation and benefits	264	440
Regulatory liabilities	523	105
Current portion of long-term debt and finance leases	2,152	1,644
Reserve for Aliso Canyon costs	60	160
Greenhouse gas obligations	61	59
Liabilities held for sale in discontinued operations	375	368
Other	993	935
Total current liabilities	8,612	7,523

Long-term debt and finance leases	19,738	20,903

Deferred credits and other liabilities:
Due to unconsolidated affiliates	38	37
Pension and other postretirement benefit plan obligations, net of plan assets	1,155	1,143
Deferred income taxes	2,622	2,321
Deferred investment tax credits	23	24
Regulatory liabilities	3,996	4,016
Asset retirement obligations	2,795	2,786
Greenhouse gas obligations	174	131
Liabilities held for sale in discontinued operations	1,046	1,013
Deferred credits and other	1,949	1,493
Total deferred credits and other liabilities	13,798	12,964
Equity:
Sempra Energy shareholders’ equity	17,346	17,138
Preferred stock of subsidiary	20	20
Other noncontrolling interests	2,104	2,090
Total equity	19,470	19,248
Total liabilities and equity	$61,618	$60,638
(1) Derived from audited financial statements, which have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2019	2018(1)
	(unaudited)
Cash Flows from Operating Activities
Net income	$518	$358
Loss (income) from discontinued operations, net of income tax	42	(28)
Income from continuing operations, net of income tax	560	330
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	383	372
Deferred income taxes and investment tax credits	24	202
Equity (earnings) losses	(101)	21
Share-based compensation expense	21	15
Fixed-price contracts and other derivatives	(27)	(35)
Other	13	7
Intercompany activities with discontinued operations, net	31	—
Net change in other working capital components	169	101
Insurance receivable for Aliso Canyon costs	(16)	(29)
Changes in other noncurrent assets and liabilities, net	(199)	(94)
Net cash provided by continuing operations	858	890
Net cash provided by discontinued operations	93	76
Net cash provided by operating activities	951	966

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(783)	(979)
Expenditures for investments and acquisitions, net of cash and cash equivalents acquired	(94)	(9,617)
Proceeds from sale of assets	327	—
Purchases of nuclear decommissioning trust assets	(225)	(210)
Proceeds from sales of nuclear decommissioning trust assets	225	210
Advances to unconsolidated affiliates	—	(81)
Repayments of advances to unconsolidated affiliates	3	1
Intercompany activities with discontinued operations, net	—	(3)
Other	7	35
Net cash used in continuing operations	(540)	(10,644)
Net cash used in discontinued operations	(70)	(58)
Net cash used in investing activities	(610)	(10,702)

Cash Flows from Financing Activities
Common dividends paid	(232)	(194)
Preferred dividends paid	(36)	—
Issuances of mandatory convertible preferred stock, net of $32 in offering costs	—	1,693
Issuances of common stock, net of $24 in offering costs in 2018	11	1,278
Repurchases of common stock	(14)	(19)
Issuances of debt (maturities greater than 90 days)	304	5,949
Payments on debt (maturities greater than 90 days) and finance leases	(837)	(154)
Increase in short-term debt, net	497	1,149
Purchases of and distributions to noncontrolling interests	(27)	(3)
Intercompany activities with discontinued operations, net	(2)	67
Other	—	(82)
Net cash (used in) provided by continuing operations	(336)	9,684
Net cash used in discontinued operations	(45)	(6)
Net cash (used in) provided by financing activities	(381)	9,678

Effect of exchange rate changes in continuing operations	—	1
Effect of exchange rate changes in discontinued operations	1	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	1

Decrease in cash, cash equivalents and restricted cash, including discontinued operations	(39)	(57)
Cash, cash equivalents and restricted cash, including discontinued operations, January 1	246	364
Cash, cash equivalents and restricted cash, including discontinued operations, March 31	$207	$307

(1)	Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS

	Three months ended March 31,
(Dollars in millions)	2019	2018(1)
	(unaudited)
Earnings (Losses)
SDG&E	$176	$170
SoCalGas	264	225
Sempra Texas Utility	94	15
Sempra Mexico	57	20
Sempra Renewables	13	21
Sempra LNG	5	(16)
Parent and other	(117)	(109)
Discontinued operations	(51)	21
Total	$441	$347

	Three months ended March 31,
(Dollars in millions)	2019	2018(1)
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$356	$475
SoCalGas	324	403
Sempra Texas Utility	56	9,161
Sempra Mexico	85	87
Sempra Renewables	—	31
Sempra LNG	56	46
Parent and other	—	393
Total	$877	$10,596

(1)	Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2019	2018

SDG&E and SoCalGas
Gas sales (Bcf)(1)	139	113
Transportation (Bcf)(1)	144	147
Total deliveries (Bcf)(1)	283	260

Total gas customer meters (thousands)	6,894	6,854

SDG&E
Electric sales (millions of kWhs)(1)	3,582	3,603
Direct Access and Community Choice Aggregation (millions of kWhs)	840	745
Total deliveries (millions of kWhs)(1)	4,422	4,348

Total electric customer meters (thousands)	1,460	1,449

Oncor(2)
Total deliveries (millions of kWhs)	30,112	6,655
Total electric customer meters (thousands)	3,639	3,572

Ecogas
Natural gas sales (Bcf)	1	6
Natural gas customer meters (thousands)	124	121

ENERGY-RELATED BUSINESSES

Power generated and sold (millions of kWhs)
Sempra Mexico(3)	1,382	1,221
Sempra Renewables(4)	609	1,192

(1)	Includes intercompany sales.

(2)
Includes 100 percent of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an 80.25-percent interest through our March 2018 acquisition of our equity method investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings). Total deliveries for the three months ended March 31, 2018 only include volumes from the March 9, 2018 acquisition date.

(3)
Includes power generated and sold at the TdM natural gas-fired power plant and the Ventika wind power generation facilities. Also includes 50 percent of total power generated and sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50-percent ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.

(4)
We include 50 percent of total power generated and sold related to U.S. solar and wind projects in which Sempra Energy has a 50-percent ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method. On June 25, 2018, our board of directors approved a plan to sell all U.S. wind and solar assets and investments, resulting in the sale of all Sempra Renewables’ solar and wind projects in separate transactions that closed in December 2018 and April 2019, respectively.